UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
May 21, 2026

ALEXANDERS INC
(Exact Name of Registrant as Specified in Charter)

Delaware	001-06064	51-0100517
(State or Other	(Commission	(IRS Employer
Jurisdiction of Incorporation)	File Number)	Identification No.)

210 Route 4 East
Paramus,	New Jersey	07652
(Address of Principal Executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (201) 587-8541
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value per share	ALX	New York Stock Exchange

    Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of the Alexander’s, Inc. 2026 Omnibus Stock Plan
On May 21, 2026, at the Annual Meeting of Stockholders of Alexander’s, Inc. (the “Company”), the Company’s stockholders approved the adoption of the Alexander’s, Inc. 2026 Omnibus Stock Plan (the “2026 Plan”). The 2026 Plan supersedes and replaces the Company’s 2016 Omnibus Stock Plan (the “2016 Plan”) and the allocation of shares thereunder. No additional awards will be made under the 2016 Plan but the terms and conditions of any outstanding awards granted under the 2016 Plan will not be affected.
The 2026 Plan is a broad-based incentive compensation plan that provides for granting stock options, stock appreciation rights, restricted stock units, performance share awards, restricted share awards, and other share-based awards to employees, officers and non-employee directors of the Company and its subsidiaries, employees and non-employee directors of Vornado Realty Trust (“Vornado”) and its subsidiaries and such other persons or entities providing services to the Company as may be designated by the Compensation Committee of the Board of Directors. The 2026 Plan gives the Compensation Committee the maximum flexibility to use various forms of incentive awards as part of the Company’s overall compensation program.
Subject to adjustments as required or permitted by the 2026 Plan’s terms, 500,000 shares of the Company’s common stock, par value $1.00 per share, (the “Shares”) are available for issuance under the 2026 Plan, which include 477,121 Shares remaining available for issuance under the 2016 Plan. Awards granted under the 2026 Plan will reduce the available Shares under the 2026 Plan by the number of Shares with respect to which the awards are made; provided that Shares subject to an award that expires unexercised, or that are forfeited, terminated or canceled, in whole or in part, will again be available for grant under the 2026 Plan. Awards that may be settled only in cash will not reduce the available Shares under the 2026 Plan. Non-employee directors of the Company, Vornado or any of their respective subsidiaries shall not be granted during any one year period options to purchase Shares and stock appreciation rights with respect to more than 300,000 Shares in the aggregate or any other awards with respect to more 300,000 Shares in the aggregate, subject to certain adjustments. Shares subject to an award under the 2026 Plan will not again be made available for issuance or delivery under the 2026 Plan if such Shares are (i) Shares tendered in payment of an option, (ii) Shares delivered or withheld by the Company to satisfy any tax withholding obligation, or (iii) Shares covered by a stock-settled stock appreciation right or other awards that were not issued upon the settlement of the award.
A description of the material terms of the 2026 Plan was included in the Company’s definitive proxy statement for the Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission on April 7, 2026. The foregoing description of the 2026 Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the 2026 Plan, a copy of which is filed as Exhibit 10.2 hereto and incorporated by reference herein.

Item 5.07.    Submission of Matters to a Vote of Security Holders.
     On May 21, 2026, Alexander’s, Inc. (the “Company”) held its 2026 Annual Meeting of Stockholders (the “Meeting”). As of March 23, 2026, the record date for stockholders entitled to vote at the Meeting, there were 5,107,290 shares of common stock, par value $1.00 per share (the “Shares”) outstanding and entitled to vote. Of the Shares entitled to vote at the Meeting, 4,750,166, or approximately 93.01% of the Shares, were present or represented by proxy. There were four matters presented and voted on. Set forth below is a brief description of each matter voted on and the voting results with respect to each such matter.

Proposal 1 – Election of three nominees to serve on the Board of Directors for a three-year term and until their respective successors are duly elected.

Nominee	For	Withheld	Broker Non-Votes

Thomas R. DiBenedetto	4,133,474	304,109	312,583
Mandakini Puri	4,331,357	106,226	312,583
Russell B. Wight Jr.	4,148,104	289,479	312,583

Proposal 2 – Approval of the 2026 Omnibus Stock Plan of Alexander’s, Inc.

	For	Against	Abstain	Broker Non-Votes

Votes Cast	4,145,387	290,016	2,180	312,583

Proposal 3 – Non-binding advisory vote on executive compensation paid to our named executive officers.

	For	Against	Abstain	Broker Non-Votes

Votes Cast	4,158,627	269,192	9,764	312,583

Proposal 4 – Ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year 2026.

	For	Against	Abstain

Votes Cast	4,709,348	40,195	623

In addition to the three nominees who were re-elected to serve on the Company’s Board of Directors, Steven Roth, David M. Mandelbaum, Wendy A. Silverstein, and Arthur I. Sonnenblick continue to serve as Directors after the Meeting.

Item 9.01.    Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Form of Alexander’s Inc. 2026 Omnibus Stock Plan Deferred Stock Unit Grant Agreement between the Company and certain employees.

10.2	Alexander’s, Inc. 2026 Omnibus Stock Plan (incorporated by reference to Annex A to the Alexander’s, Inc. definitive proxy statement on Schedule 14A for its 2026 Annual Meeting of Stockholders filed on April 7, 2026)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDER’S, INC.
(Registrant)

By:	/s/ Gary Hansen
Name:	Gary Hansen
Title:	Chief Financial Officer (duly authorized officer and principal financial and accounting officer)

Date: May 21, 2026

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